UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 1, 2020

ENTERPRISE PRODUCTS PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-14323	76-0568219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Louisiana Street, 10th Floor, Houston, Texas	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 381-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Units	EPD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2020, Dan Duncan LLC, the sole member of the general partner (the “General Partner”) of Enterprise Products Partners L.P. (the “Partnership”) elected a new slate of individuals together constituting the entire board of directors (the “Board”) of the General Partner. The new slate of directors includes the following existing members of the Board: Richard H. Bachmann, Carin M. Barth, Murray E. Brasseux, W. Randall Fowler, James T. Hackett, William C. Montgomery, John R. Rutherford, Richard S. Snell, A. James Teague, Harry P. Weitzel and Randa Duncan Williams.

As previously disclosed, the Board has adopted the “Enterprise Products Partners L.P. Governance Guidelines” (the “Governance Guidelines”), which address several matters regarding the governance of the Partnership and the General Partner, including qualifications for directors. The Governance Guidelines provide that a non-management director may not stand for election to the Board after the end of the calendar year during which he or she reaches 80 years of age (subject to limited exceptions). As a consequence, Charles E. McMahen, who reached 80 years of age during 2019 (and who served as a non-management director prior to January 1, 2020), was not reelected to the Board. Mr. McMahen’s departure did not result from any disagreement with the Partnership, the General Partner or its management on any matter relating to the Partnership’s business operations, policies or practices.

Ms. Williams will continue to serve as the non-executive Chairman of the Board, and Mr. Bachmann will continue to serve as the non-executive Vice Chairman of the Board. In addition, Larry J. Casey, Ralph S. Cunningham and Edwin E. Smith will continue to serve as advisory directors, and O. S. Andras will continue to serve as an honorary director. Advisory directors and honorary directors are not entitled to vote as directors on any matters.

Effective January 1, 2020, in connection with the election of the new Board, the Audit and Conflicts Committee, Governance Committee and Capital Projects Committee of the Board consist of:

Audit and Conflicts Committee	Governance Committee	Capital Projects Committee
William C. Montgomery – Chairman Murray E. Brasseux John R. Rutherford Richard S. Snell	James T. Hackett – Chairman Carin M. Barth Randa Duncan Williams	A. James Teague – Co-Chairman W. Randall Fowler – Co-Chairman Richard H. Bachmann Carin M. Barth James T. Hackett Richard S. Snell Harry P. Weitzel Randa Duncan Williams

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE PRODUCTS PARTNERS L.P.

	By:	Enterprise Products Holdings LLC,
its General Partner

Date: January 2, 2020	By:	/s/ R. Daniel Boss
	Name:	R. Daniel Boss
	Title:	Senior Vice President – Accounting and Risk Control

	By:	/s/ Michael W. Hanson
	Name:	Michael W. Hanson
	Title:	Vice President and Principal Accounting Officer

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